Exhibit 4.9.10

TENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND RELEASE

THIS TENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND RELEASE (this “Amendment”), dated as of March 26, 2014 is entered into by and among the Lenders signatory hereto, BANK OF AMERICA, N.A., as Agent for the Lenders (in such capacity, “Agent”), HEADWATERS CONSTRUCTION MATERIALS, INC., a Utah corporation (“HCM”), TAPCO INTERNATIONAL CORPORATION, a Michigan corporation (“Tapco”), HEADWATERS RESOURCES, INC., a Utah corporation (“HRI”, and together with HCM, Tapco, and each of HRI’s, HCM’s and Tapco’s subsidiaries identified on the signature pages hereof, each individually a “Borrower”, and collectively, the “Borrowers”), and the other Borrowers signatory hereto.

RECITALS

A.                                    Borrowers, Agent and the lenders party thereto from time to time (each a “Lender” and collectively the “Lenders”) have previously entered into that certain Loan and Security Agreement dated as of October 27, 2009 (as amended, supplemented, restated and modified from time to time, the “Loan Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrowers.  Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

B.                                    Borrowers have requested that Agent and the Lenders amend the Loan Agreement, which Agent and the Lenders are willing to do pursuant to the terms and conditions set forth herein.

C.                                    Borrowers are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Agent’s or any Lender’s rights or remedies as set forth in the Loan Agreement are being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                      Amendments to Loan Agreement.

(a)                                 Clause (c) of the definition of “Change of Control” in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(c) other than pursuant to a transaction permitted under Section 10.2.10, Parent fails to own and control, directly or indirectly, 100% (or, to the extent a lesser percentage is acquired in connection with a Permitted Acquisition, such lesser percentage) of the Equity Interests of each Borrower and each Guarantor (other than Parent), or”

(b)                                 Clauses (h), (i) and (j) of the definition of “Permitted Acquisition” in Section 1.1 of the Loan Agreement are hereby amended and restated in their entirety to read as follows:

“(h) if such Acquisition is an acquisition of the Equity Interests of a Person, the Acquisition is structured so that the acquired Person shall become a wholly-owned direct Subsidiary of an Obligor and, if required under Section 10.1.9 of this Agreement or Section 5.1(h) of the Guaranty and Security Agreement, an Obligor pursuant to the terms of the Loan Documents;”

“(i) if such Acquisition is an acquisition of assets, the Acquisition is structured so that: (x) in the case of an acquisition of assets located in the United States, an Obligor shall acquire such assets, and (y) in the case of an acquisition of assets located in Canada, either an Obligor or a wholly-owned direct Subsidiary of an Obligor shall acquire such assets;”

“(j) the assets being acquired (other than a de minimis amount of assets in relation to the assets being acquired) are located within the United States or Canada, or the Person whose Equity Interests are being acquired is organized in a jurisdiction located within the United States or Canada;”

2.                                      Release of Certain Guarantors.  Upon the effectiveness of this Amendment:

(a)                                 The liens and security interests of Agent pursuant to the Loan Documents in the assets and interests of Roof Tile Acquisition, LLC, a Delaware limited liability company, Entegra Roof Tile, LLC, a Florida limited liability company, Entegra Roof Tile Delivery, LLC, a Florida limited liability company, Entegra Roof Tile Sales, LLC, a Florida limited liability company, and Entegra Roof Tile Okeechobee, LLC, a Florida limited liability company (collectively, the “Released Guarantors”) will be deemed automatically and immediately released, terminated and discharged without any further action;

(b)                                 Agent, at the request and sole expense of the Borrowers, shall timely execute and deliver to the Borrowers all releases, termination statements and other documents reasonably necessary to evidence such release, termination and discharge; and

(c)                                  the Released Guarantors shall be released as Guarantors under that certain Guaranty and Security Agreement dated as of October 27, 2009 (as amended, supplemented, restated and modified from time to time, the “Guaranty”), pursuant to which Guarantors have guarantied the loans and other financial accommodations made available to Borrowers by Agent and the Lenders.

By executing this Amendment, Agent acknowledges that it has authorized the Borrowers and their counsel, Pillsbury Winthrop Shaw Pittman LLP, to file (i) the releases attached hereto as Exhibit A and (ii) the UCC-3 termination statements attached hereto as Exhibit B.

3.                                      Agreement to Reinstate Released Guarantors.  The Borrowers agree that, if at any time after the date hereof, all of the Equity Interests of any of the Released Guarantors are owned by one or more Obligors, the Obligors will comply with Section 10.1.9 of the Loan Agreement and Section 5.1(h) of the Guaranty, as applicable, as if such Released Guarantor was a newly acquired Subsidiary.

4.                                      Effectiveness of this Amendment.  The following shall have occurred before this Amendment is effective:

(a)                                 Amendment.  Agent shall have received this Amendment and the attached Acknowledgement by Guarantors, executed by Borrowers, Guarantors and the Lenders in a sufficient number of counterparts for distribution to all parties.

(b)                                 Representations and Warranties.  The representations and warranties set forth herein must be true and correct.

(c)                                  No Default.  No event has occurred and is continuing that constitutes an Event of Default.

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(d)                                 Evidence of Release from Senior Secured Notes.  Agent shall have received evidence, in form and substance satisfactory to Agent, that the liens of the Secured Notes Collateral Agent in the assets and interests of the Released Guarantors have been released, terminated and discharged and the Released Guarantors have been released from all obligations, as applicable, under or on account of the Senior Secured Notes Documents, Senior Notes Refinancing Debt, 2012 Senior Notes Debt, and 2013 Senior Notes Debt.

(e)                                  Other Required Documentation.  All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Agent.

5.                                      Representations and Warranties.  Each Borrower represents and warrants as follows:

(a)                                 Authority.  Each Borrower has the requisite power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party.  The execution, delivery and performance by each Borrower of this Amendment have been duly approved by all necessary action and no other proceedings are necessary to consummate such transactions.

(b)                                 Enforceability.  This Amendment has been duly executed and delivered by each Borrower.  This Amendment and each Loan Document to which each Borrower is a party (as amended or modified hereby) is the legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity, and is in full force and effect.

(c)                                  Representations and Warranties.  The representations and warranties contained in each Loan Document to which each Borrower is a party (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

(d)                                 Due Execution.  The execution, delivery and performance of this Amendment are within the power of each Borrower, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on such Borrower.

(e)                                  No Default.  No event has occurred and is continuing that constitutes an Event of Default.

6.                                      Choice of Law.  The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California, without giving effect to any conflict of law principles (but giving effect to Federal laws relating to national banks).  The consent to forum and arbitration provisions set forth in Section 14.15 of the Loan Agreement are hereby incorporated in this Amendment by reference.

7.                                      Counterparts.  This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile or a substantially similar electronic transmission shall have the same force and effect as the delivery of an

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original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telefacsimile or a substantially similar electronic transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

8.                                      Reference to and Effect on the Loan Documents.

(a)                                 Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to “the Loan Agreement”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

(b)                                 Except as specifically amended above, the Loan Agreement and all other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Guarantors and Borrowers, as applicable, to Agent and the Lenders.

(c)                                  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Agent or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(d)                                 To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Loan Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Loan Agreement as modified or amended hereby.

9.                                      Ratification.  Each Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement, as amended hereby, and the Loan Documents effective as of the date hereof.

10.                               Estoppel.  To induce Lenders to enter into this Amendment and to continue to make advances to Borrowers under the Loan Agreement, each Borrower and each Guarantor hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of such Borrower as against Agent or any Lender with respect to the Obligations.

11.                               Integration.  This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

12.                               Severability.  In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[Remainder of Page Left Intentionally Blank]

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IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BORROWERS:

HEADWATERS RESOURCES, INC.,
a Utah corporation

By:	/s/ Scott Jackson
Name: Scott Jackson
Title: Treasurer

HEADWATERS SERVICES CORPORATION,
a Utah corporation

By:	/s/ Scott Jackson
Name: Scott Jackson
Title: Treasurer

HEADWATERS CONSTRUCTION MATERIALS, INC.,
a Utah corporation

By:	/s/ Scott Jackson
Name: Scott Jackson
Title: Treasurer

HCM UTAH, LLC,
a Utah limited liability company

By:	/s/ Scott Jackson
Name: Scott Jackson
Title: Treasurer

HEADWATERS CONSTRUCTION MATERIALS, LLC,
a Texas limited liability company

By:	/s/ Scott Jackson
Name: Scott Jackson
Title: Treasurer

HCM STONE, LLC,
a Utah limited liability company

By:	/s/ Scott Jackson
Name: Scott Jackson
Title: Treasurer

DUTCH QUALITY STONE, INC.,
an Ohio corporation

By:	/s/ Scott Jackson
Name: Scott Jackson
Title: Treasurer

ELDORADO SC-ACQUISITION CO.,
a Utah corporation

By:	/s/ Scott Jackson
Name: Scott Jackson
Title: Treasurer

ELDORADO STONE LLC,
a Delaware limited liability company

By:	/s/ Scott Jackson
Name: Scott Jackson
Title: Treasurer

ELDORADO STONE ACQUISITION CO., LLC,
a Utah limited liability company

By:	/s/ Scott Jackson
Name: Scott Jackson
Title: Treasurer

ELDORADO STONE FUNDING CO., LLC,
a Utah limited liability company

By:	/s/ Scott Jackson
Name: Scott Jackson
Title: Treasurer

STONECRAFT MANUFACTURING, LLC,
an Ohio limited liability company

By:	/s/ Scott Jackson
Name: Scott Jackson
Title: Treasurer

CHIHUAHUA STONE, LLC,
a Utah limited liability company

By:	/s/ Scott Jackson
Name: Scott Jackson
Title: Treasurer

ELDORADO STONE OPERATIONS, LLC,
a Utah limited liability company

By:	/s/ Scott Jackson
Name: Scott Jackson
Title: Treasurer

L-B STONE, LLC,
a Utah limited liability company

By:	/s/ Scott Jackson
Name: Scott Jackson
Title: Treasurer

TAPCO INTERNATIONAL CORPORATION,
a Michigan corporation

By:	/s/ Scott Jackson
Name: Scott Jackson
Title: Treasurer

ATLANTIC SHUTTER SYSTEMS, INC.,
a South Carolina corporation

By:	/s/ Scott Jackson
Name: Scott Jackson
Title: Treasurer

AGENT AND LENDERS:

BANK OF AMERICA, N.A.,
as Agent and as a Lender

By:	/s/ Monirah J. Masud
Name: Monirah J. Masud
Title: Senior Vice President

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Meredith G. Gall
Name: Meredith G. Gall
Title: Vice President